Exhibit 99.1

Mitek Reports Record Fourth Quarter and Fiscal 2014 Financial Results

•	Revenue up approximately 30% year-over-year for fiscal 2014, driven by Mobile Deposit® growth

•	Quarterly revenue up 26% year-over-year; achieved quarterly GAAP and Non-GAAP profitability

•	Mobile Deposit® surpassed 3,000 banks, growing to 3,026 financial institutions now signed

•	New products capture images of driver’s licenses and other ID’s to optimize enrollment and authentication

•	Portfolio of 20 patents issued, 23 patents pending a strong foundation for continued innovation

SAN DIEGO – November 6, 2014 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile imaging for financial transactions and identity, today announced its financial results for the fourth quarter and full fiscal year 2014, which ended September 30, 2014.

“We ended fiscal 2014 with record quarterly revenue of $5.5 million, leading to GAAP and Non-GAAP profitability. Record annual revenue of $19.2 million was largely driven by Mitek’s Mobile Deposit, which is now licensed by over 3,000 financial institutions and used by an estimated 33 million Americans,” said James B. DeBello, president and CEO of Mitek. “Continuing to focus on Mobile Deposit, Mobile Photo Account Opening and identity capture solutions, we are positioning our mobile imaging platform to help institutions serve the burgeoning wave of mobile consumers.”

Total revenue for the fourth quarter of fiscal 2014 was $5.5 million compared to total revenue of $4.4 million in the fourth quarter of fiscal 2013. Total revenue for fiscal 2014 was $19.2 million compared to $14.8 million in fiscal 2013, driven by continued strong demand for Mitek’s Mobile Deposit® product.

GAAP net income (loss) for the fourth quarter of fiscal 2014 was $2,050, or break-even per diluted share, compared to GAAP net income (loss) of $(1.5) million, or $(0.05) per share, in the fourth quarter of fiscal 2013. GAAP net income (loss) for fiscal 2014 was $(5.3) million, or $(0.17) per share, compared to GAAP net income (loss) of $(7.3) million, or $(0.26) per share, in fiscal 2013.

Non-GAAP net income (loss) for the fourth quarter of fiscal 2014 was $1.9 million, or $0.06 per share, compared to non-GAAP net income (loss) of $(0.1) million, or breakeven per diluted share, in the fourth quarter of fiscal 2013. Non-GAAP net income (loss) for fiscal 2014 was $1.9 million, or $0.06 per share, compared to non-GAAP net income (loss) of $(2.1) million, or $(0.08) per diluted share, in fiscal 2013.

Total operating costs and expenses for the fourth quarter of fiscal 2014 were $5.6 million compared to $5.9 million in the fourth quarter of fiscal 2013. Total operating expenses for fiscal 2014 were $24.6 million compared to $22.1 million in fiscal 2013. The year-over-year increase in total operating expenses was primarily driven by higher investments in personnel to grow the business as well as litigation expense related to protecting the Company’s intellectual property.

The Company ended fiscal 2014 with cash, cash equivalents and investments of $26.1 million, compared to $29.0 million at the end of fiscal 2013.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results.

To listen to the live conference call, parties in the United States and Canada should dial 877-548-7905, access code 3083307. International parties should call 719-325-4839 using access code 3083307. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile imaging for financial transactions and identity. Mitek’s patented mobile photo technology automatically captures images of personal and financial documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 3,000 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income (loss) and non-GAAP net income (loss) per share that exclude stock compensation expenses and intellectual property litigation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2014 Mitek Systems, Inc. All rights reserved. Mobile Photo Bill Pay®, Mobile Deposit®, Mobile Photo Account Opening™ and the Mitek Systems name and logo are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	September 30,	September 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$7,766,590	$23,294,456
Short-term investments	16,269,170	5,730,872
Accounts receivable, net	2,955,350	1,494,627
Other current assets	704,409	661,706

Total current assets	27,695,519	31,181,661

Long-term investments	2,072,018	—
Property and equipment, net	1,293,270	1,629,664
Other non-current assets	42,049	42,049

Total assets	$31,102,856	$32,853,374

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,792,267	$1,875,909
Accrued payroll and related taxes	1,434,913	1,455,487
Deferred revenue, current portion	2,826,670	2,335,532
Other current liabilities	157,649	151,536

Total current liabilities	6,211,499	5,818,464

Deferred revenue, non-current portion	311,225	511,125
Other non-current liabilities	638,099	795,043

Total liabilities	7,160,823	7,124,632

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 30,521,080 and 30,361,442 issued and outstanding, respectively	30,521	30,361
Additional paid-in capital	59,946,288	56,431,640
Accumulated other comprehensive loss	(7,810)	1,838
Accumulated deficit	(36,026,966)	(30,735,097)

Total stockholders’ equity	23,942,033	25,728,742

Total liabilities and stockholders’ equity	$31,102,856	$32,853,374

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)
Revenue
Software	$3,843,865	$3,276,701	$13,312,529	$10,716,505
Maintenance and professional services	1,700,094	1,110,530	5,837,816	4,086,680

Total revenue	5,543,959	4,387,231	19,150,345	14,803,185

Operating costs and expenses
Cost of revenue-software	213,911	157,927	1,001,455	744,842
Cost of revenue-maintenance and professional services	306,518	219,140	1,146,470	858,757
Selling and marketing	1,228,733	1,709,101	6,836,292	5,852,448
Research and development	1,273,850	1,773,286	6,019,573	6,793,412
General and administrative	2,585,961	2,004,212	9,554,381	7,853,264

Total costs and expenses	5,608,973	5,863,666	24,558,171	22,102,723

Operating loss	(65,014)	(1,476,435)	(5,407,826)	(7,299,538)

Other income (expense), net
Interest and other expense, net	(1,623)	(41,854)	(6,445)	(6,862)
Interest and other income, net	68,687	47,835	124,628	31,770

Total other income (expense), net	67,064	5,981	118,183	24,908

Income (loss) before income taxes	2,050	(1,470,454)	(5,289,643)	(7,274,630)

Income tax (provision) benefit	—	(276)	(2,226)	(1,076)

Net income (loss)	$2,050	$(1,470,730)	$(5,291,869)	$(7,275,706)

Net income (loss) per share - basic	$0.00	$(0.05)	$(0.17)	$(0.26)

Net income (loss) per share - diluted	$0.00	$(0.05)	$(0.17)	$(0.26)

Shares used in calculating net income (loss) per share - basic	30,510,587	30,336,347	30,466,063	27,492,670

Shares used in calculating net income (loss) per share - diluted	31,022,148	30,336,347	30,466,063	27,492,670

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2014	2013	2014	2013
Income (loss) before income taxes	$2,050	$(1,470,454)	$(5,289,643)	$(7,274,630)

Add back:
Intellectual property litigation expenses	1,130,135	673,147	3,717,618	2,366,839
Stock compensation expense	776,510	746,095	3,444,480	2,791,862

Non-GAAP income (loss) before income taxes	1,908,695	(51,212)	1,872,455	(2,115,929)
Non-GAAP provision for income taxes	—	(276)	(2,226)	(1,076)

Non-GAAP net income (loss)	$1,908,695	$(51,488)	$1,870,229	$(2,117,005)

Non-GAAP net income (loss) per share - basic	$0.06	$(0.00)	$0.06	$(0.08)

Non-GAAP net income (loss) per share - diluted	$0.06	$(0.00)	$0.06	$(0.08)

Shares used in calculating non-GAAP net income (loss) per share - basic	30,510,587	30,336,347	30,466,063	27,492,670

Shares used in calculating non-GAAP net income (loss) per share - diluted	31,022,148	30,336,347	31,276,085	27,492,670

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Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780